Exhibit 99.3

Selected Unaudited Pro Forma Condensed Financial Information

The following tables show selected unaudited pro forma condensed combined financial information about the financial condition and results of Guaranty Federal Bancshares, Inc. (“Guaranty”), including per share data, after giving effect to the merger with Hometown Bancshares, Inc. (“Hometown”) and other pro forma adjustments. The selected unaudited pro forma condensed combined financial information assumes that the merger is accounted for under the acquisition method of accounting for business combinations in accordance with GAAP, and that assets and liabilities of Hometown will be recorded by Guaranty at their respective fair values as of the date the merger is completed. The unaudited pro forma condensed combined balance sheet gives effect to the transaction as if the transaction had occurred on March 31, 2018. The unaudited pro forma condensed combined income statements for the three months ended March 31, 2018, and the year ended December 31, 2017, give effect to the transaction as if the transaction had become effective at January 1, 2017.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does indicate the financial results of the combined company had the companies actually been combined at the beginning of each period presented. The unaudited pro forma condensed combined financial information also does not consider any expense efficiencies, increased revenue or other potential financial benefits of the merger. The fair values are estimates as of the date hereof and actual amounts are still in process of being finalized. Fair values are subject to refinement for up to one year after the closing date as additional information regarding the closing date fair values becomes available.

Unaudited Pro Forma Condensed Combined Balance Sheet
March 31, 2018
(Dollars in Thousands, Except Per Share Data)

	Guaranty
	Federal	Hometown	Pro Forma		Pro Forma
	Bancshares, Inc.	Bancshares, Inc.	Adjustments		Combined
Assets
Cash and Due From Banks	$40,034	$7,083	$(9,848)	(1)(2)	$37,269
Investment Securities	81,958	7,521	-		89,479
Loans	645,842	150,390	(6,471)	(3)	789,761
Allowance for Loan Losses	(7,103)	(2,348)	2,348	(4)	(7,103)
Net Loans	638,739	148,042	(4,123)		782,658

Fixed Assets	11,948	9,268	798	(5)	22,014
Foreclosed Assets held for sale	350	1,647	(400)	(5)	1,597
Core Deposit Intangible	-	-	3,520	(7)	3,520
Goodwill	-	-	2,615	(13)	2,615
Other Assets	33,996	4,146	(217)	(2)(8)	37,925

Total Assets	$807,025	$177,707	$(7,655)		$977,077

Liabilities
Deposits	632,999	161,001	247	(9)	794,247
Federal Home Loan Bank advances	80,600	2,000	-		82,600
Securities Sold Under Agreements to Repurchase	-	2,159	-		2,159
Other borrowings	-	3,000	(3,000)	(10)	-
Subordinated debentures	15,465	6,186	176	(11)	21,827
Other Liabilities	2,127	2,003	(1,720)	(12)	2,410
Total Liabilities	731,191	176,349	$(4,297)		903,243

Stockholders' Equity
Common Stock	688	231	(231)	(1)	688
Capital Surplus	50,844	18,936	(18,936)	(1)	50,844
Retained Earnings (Deficit)	61,502	(17,587)	15,587	(1)(2)	59,502
Accumulated Other Comprehensive Loss	(233)	(222)	222	(1)	(233)
Treasury Stock	(36,967)	-	-		(36,967)
Total Stockholders' Equity	75,834	1,358	$(3,358)		73,834

Total Liabilities and Stockholders' Equity	$807,025	$177,707	$(7,655)		$977,077

Common Shares Outstanding	4,404				4,404
Book Value Per Common Share	$17.22				$16.77

Pro Forma Condensed Combined Statement of Operations (Unaudited)
For the Three Months Ended March 31, 2018
(Dollars in Thousands, Except Per Share Data)

	Guaranty
	Federal	Hometown	Pro Forma		Pro Forma
	Bancshares, Inc.	Bancshares, Inc.	Adjustments		Combined
Interest Income
Loans	$7,379	$1,703	$270	(14)	$9,352
Investments and other	577	50	-		$627
Total Interest Income	7,956	1,753	270		9,979

Interest Expense
Deposits	1,422	156	(20)	(15)	1,558
Federal Home Loan Bank advances	334	23	-		357
Subordinated debentures and other	169	173	(22)	(16)	320
Total interest expense	1,925	352	(42)		2,235

Net interest income	6,031	1,401	312		7,744

Provision for loan losses	225	-	-		225

Net interest income after provision for loan losses	5,806	1,401	312		7,519

Non interest income
Service charges	317	92	-		409
Gain on sale of loans	550	35	-		585
Other income	452	174	-		626
	1,319	301	-		1,620

Non interest expense
Salaries and employee benefits	3,173	939	-		4,112
Occupancy	770	324	(27)	(17)	1,067
Data processing	303	168	-		471
Amortization of intangible assets	-	-	188	(18)	188
Other expense	1,230	434	-		1,664
	5,476	1,865	161		7,502

Income (loss) before income taxes	1,649	(163)	151		1,637

Provision for income taxes	293	-	30	(19)	323

Net income (loss)	$1,356	$(163)	$121		$1,314

Basic Income per Common Share	$0.31				$0.30
Diluted Income per Common Share	$0.30				$0.29

Average Common Shares Outstanding-Basic	4,392				4,392
Average Common Shares Outstanding-Diluted	4,467				4,467

Pro Forma Condensed Combined Statement of Operations (Unaudited)
For the Year Ended December 31, 2017
(Dollars in Thousands, Except Per Share Data)

	Guaranty
	Federal	Hometown	Pro Forma		Pro Forma
	Bancshares, Inc.	Bancshares, Inc.	Adjustments		Combined
Interest Income
Loans	$27,454	$6,667	$1,231	(14)	$35,352
Investments and other	1,987	213	-		$2,200
Total Interest Income	29,441	6,880	1,231		37,552

Interest Expense
Deposits	3,752	$539	(202)	(15)	4,089
Federal Home Loan Bank advances	1,704	221	-		1,925
Subordinated debentures and other	631	606	(88)	(16)	1,149
Total interest expense	6,087	1,366	(290)		7,163

Net interest income	23,354	5,514	1,521		30,389

Provision for loan losses	1,750	-	-		1,750

Net interest income after provision for loan losses	21,604	5,514	1,521		28,639

Non interest income
Service charges	1,190	991	-		2,181
Gain on sale of loans	2,768	183	-		2,951
Other income	1,769	110	-		1,879
	5,727	1,284	-		7,011

Non interest expense
Salaries and employee benefits	12,041	3,581	-		15,622
Occupancy	2,204	1,270	(107)	(17)	3,367
Data processing	987	644	-		1,631
Amortization of intangible assets	-	-	880	(18)	880
Impairment of premises and equipment	-	4,629	-		4,629	(20)
Other expense	4,371	1,720	-		6,091
	19,603	11,844	773		32,220

Income (loss) before income taxes	7,728	(5,046)	748		3,430

Provision for income taxes	2,570	-	150	(19)	2,720

Net income (loss)	$5,158	$(5,046)	$598		$710

Basic Income per Common Share	$1.18				$0.16
Diluted Income per Common Share	$1.16				$0.16

Average Common Shares Outstanding-Basic	4,372				4,372
Average Common Shares Outstanding-Diluted	4,441				4,441

Notes to Unaudited Pro Forma Condensed Balance Sheet and Statement of Operations

Note 1: Basis of Presentation

The Company acquired 100% of the common stock of Hometown for $4.6 million in cash. The acquisition is accounted for under the acquisition method of accounting and accordingly, the assets and liabilities of Hometown presented in these pro forma condensed combined financial statements have been adjusted to their estimated fair values based upon conditions as of the acquisition date and as if the transaction had been effective on January 1, 2017 for statement of income data. Since these are pro forma statements, we cannot assure that the amounts reflected in these financial statements would have been representative of the actual amounts earned had the companies been combined at that time. The fair values are preliminary as of the date hereof and actual amounts are still in the process of being finalized. Fair values are subject to refinement for up to one year after the closing date as additional information regarding the closing date fair values become available.

Note 2: Pro Forma Adjustments Footnotes

(1)

To record the payment of the total purchase price of $4.6 million, redemption of note payable and accrued interest of $3.1 million, $1.5 million of accrued interest on subordinated debentures, $120,000 of expenses and the elimination of Hometown’s historical equity accounts of $1.4 million.

(2)	To record estimated transaction expenses to be incurred totaling $2.5 million, or $2.0 million (net of tax).
(3)

To adjust loans of Hometown to approximate fair value. The loan fair value adjustment includes a $4.2 discount adjust for credit deterioration of the acquired portfolio and a $1.8 million discount for the impact of changes in market interest rates. In addition, $439,000 of deferred loan costs were eliminated.

(4)	To eliminate Hometown’s allowance for loan losses of $2.3 million.
(5)	To record a fair value adjustment to increase premises and equipment by $798,000. The adjusted amounts will be depreciated over the straight-line method over 39 years.
(6)	To record fair value adjustment to reduce foreclosed assets held for sale by $400,000.
(7)	To record a core deposit intangible of $3.5 million to be amortized over a 7 year useful life using an accelerated method.
(8)	To record the fair value adjustment to increase deferred tax assets by $1.3 million.
(9)	To record a fair value adjustment to increase time deposits by $247,000. The amount will be accreted over 2 years.
(10)	To record redemption of Hometown note payable to bank of $3.0 million.
(11)	To record the fair value adjustment on subordinated debentures of $176,000. The amount will be accreted over 2 years.
(12)	To record the payment of accrued interest on note payable to bank ($97,000), accrued interest on subordinated debentures ($1.5 million) and various other closing expenses
(13)	To record goodwill of $2.6 million resulting from the difference between purchase price and identifiable adjustments to net assets as follows (dollars in thousands):

	Acquired from	Fair Value	Fair
	Hometown	Adjustments	Value
Assets Acquired
Cash and Due From Banks	$7,083	$-	$7,083
Investment Securities	7,521	-	7,521
Loans	150,390	(6,471)	143,919
Allowance for Loan Losses	(2,348)	2,348	-
Net Loans	148,042	(4,123)	143,919

Fixed Assets	9,268	798	10,066
Foreclosed Assets held for sale	1,647	(400)	1,247
Core Deposit Intangible	-	3,520	3,520
Other Assets	4,146	1,283	5,429

Total Assets Acquired	$177,707	$1,078	$178,785

Liabilities Assumed
Deposits	161,001	247	161,248
Federal Home Loan Bank advances	2,000	-	2,000
Securities Sold Under Agreements to Repurchase	2,159	-	2,159
Other borrowings	3,000	-	3,000
Subordinated debentures	6,186	176	6,362
Other Liabilities	2,003	-	2,003
Total Liabilities Assumed	176,349	$423	176,772

Stockholders' Equity
Common Stock	231	(231)	-
Capital Surplus	18,936	(18,936)	-
Retained Earnings	(17,587)	17,587	-
Accumulated Other Comprehensive Loss	(222)	222	-
Treasury Stock	-	-	-
Total Stockholders' Equity Assumed	1,358	$(1,358)	-

Total Liabilities and Stockholders' Equity Assumed	$177,707	$(935)	$176,772

Net Assets Acquired			$2,013
Purchase Price			4,628
Goodwill			$2,615

(14)	To record accretion on the credit and interest rate adjustments on the loan portfolio.
(15)	To record accretion on the interest rate adjustments for time deposits.
(16)	To record accretion on interest rate adjustment on subordinated debentures.
(17)	To record decreased depreciation expense on the fair market value adjustments of premises and equipment and the impairment expense recognized for the fiscal year 2017.
(18)	To record amortization of core deposit intangible.
(19)	To record tax effect at an effective rate of 20%.
(20)	Impairment charge is a non-recurring expense that represents write-downs on Hometown’s banking facilities for the year ended December 31, 2017.